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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 33-47091, No. 333-52280, No. 333-56300, No. 333-88240, No. 333-64748 and No. 333-97395 of PRIMEDIA Inc. (the "Company") on Form S-8 of our reports dated February 27, 2004 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001, Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002, the recognition provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," as amended, effective January 1, 2003, and Statement of Financial Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective July 1, 2003), appearing in this Annual Report on Form 10-K of PRIMEDIA Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

New York, New York
March 15, 2004

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INDEPENDENT AUDITORS' CONSENT